Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-214409) and Form S-8 (Nos. 333-216313, 333-210255, 333-202467 and 333-195384) of Adamas Pharmaceuticals, Inc. of our report dated February 22, 2018 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 22, 2018